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                                                                  Exhibit 10(gg)

                          REVOLVING CREDIT AGREEMENT

     This REVOLVING CREDIT AGREEMENT ("Agreement") is made this 29th day of June, 2001 between THE BERKSHIRE BANK, a New York state-chartered bank, with an office at 600 Madison Avenue, New York, NY 10022 ("Bank"), and ORGANOGENESIS INC., a Delaware corporation, with an office at 150 Dan Road, Canton, Massachusetts 02021 ("Borrower"). All capitalized terms used herein and not otherwise specifically defined shall have the meanings given them in Section
11.1 below.

WHEREAS, Borrower has requested that Bank provide certain loans to Borrower; and

WHEREAS, Bank is willing to provide loans to Borrower upon the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  THE LOANS

1.1 The Loans- This Agreement shall apply to all present and future Loans. Each Loan shall be upon the terms and conditions set forth in the Loan Documents, including without limitation, the terms and conditions set forth in Schedule A hereto, which is incorporated by reference herein ("Schedule A") and in the Note. Borrower shall repay to Bank all Loans in accordance with such terms and conditions. Any advance or forbearance by Bank or other liability of Borrower to Bank not expressly bearing interest shall be repaid by Borrower to Bank with interest at 16% per annum provided, however, that interest shall not exceed the maximum rate allowed by law.

1.2 Purpose- Loans shall be for Borrower's business purposes and as more particularly set forth in Schedule A. Borrower will not use any part of the proceeds of any Loan hereunder to purchase or carry any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any margin stock.

1.3 Obligation to Lend- The Bank shall not be obligated to make any Loan to Borrower, or modify, extend or terminate any Loan or any rights or remedies related thereto, or make any loan to any other Person at the request, upon the guarantee, or upon any Collateral, of Borrower unless the Bank agrees to do so in writing signed by a duly authorized officer of the Bank. No oral commitment to lend money or modify, extend or terminate any Obligation shall be binding upon the Bank until the same is reduced to writing and signed by a duly authorized Bank officer.

1.4 Demand Obligations- If any Loan is payable by its terms on demand, the Bank shall be permitted to demand payment of all amounts due on such Loan at any time in the Bank's sole and unilateral discretion without any express or implied restrictions or limitations on the right to demand payment. No provisions herein or in any promissory note or other Loan Document defining events of default or imposing any obligations on Borrower shall be interpreted to restrict the Bank's ability to demand payment in it sole discretion of any Loan payable on demand.

1.5 [_] Annual Clean Up- If this box is checked, then, notwithstanding any maturity date included in any promissory note given by Borrower to Bank for any Short Term Loan, Borrower must have at least
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30 days with no outstanding Short Term Loans during each and every period of 365 consecutive days, commonly known as a clean-up period.

1.6 Maximum Interest Rate- Regardless of any provisions contained in this Agreement or in any other Loan Documents, the Bank shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest (whether termed interest in the Loan Documents or deemed to be interest by judicial determination or operation of law) on any Loan, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and if any provision of any Loan Document shall be interpreted to require the payment of interest in excess of the maximum rate allowed by applicable law, then such provision shall automatically be deemed amended to provide that the amount of interest payable shall be reduced so that the rate of interest is equal to the maximum rate allowed by law. If the Bank ever receives, collects or applies as interest any amount in excess of the maximum amount permitted by law, such excess shall be deemed to be a partial prepayment of principal and treated hereunder as such, and, if the principal balance of the applicable obligation has been or is thereby paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Borrower and Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the applicable obligation so that the interest rate is uniform throughout such term.

SECTION 2.  COLLATERAL

2.1 Security- To secure (i) the repayment of all Loans and (ii) Borrower's performance of all its Obligations, whether incurred prior to, simultaneously with or after this Agreement, Borrower hereby grants to Bank a security interest in the Collateral. Such security interest shall give Bank a continuing Lien in, on, and to all said Collateral, and the products and proceeds thereof, and any replacements, additions, accessions or substitutions thereof, after-acquired Property, including, where applicable, the proceeds of insurance covering said Collateral or tort or breach of contract claims relative to the Collateral.

2.2  [Intentionally Omitted]

2.3 Right of Offset- The Borrower hereby gives to Bank a Lien for the amount of all Obligations on all goods, instruments, documents of title, policies and certificates of insurance, securities, chattel paper, deposits, cash or other Property now or hereafter owned by Borrower or in which it now or hereafter has an interest which may now or hereafter be in the lawful possession or control of Bank as holder, bailee, depositary, agent or otherwise or as to which Bank may now or hereafter have possession by documents of title or otherwise. Without limiting any other remedy available to the Bank, upon the occurrence of an Event of Default, and any time thereafter, the Bank may proceed to apply in payment or reduction, the credit balance of any account maintained with the Bank by Borrower.

2.4 Standard of Care- Pursuant to Section 1-102(3) of the Code, Borrower agrees the following standard of care to be reasonable with respect to any Collateral:
(i) Bank shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to any Collateral, nor for informing the Borrower with respect to any thereof; (ii)
Bank shall not be required to sell any Collateral or take any steps or action as may be requested or authorized by Borrower unless Bank determines, in its sole discretion, that such sale or steps or action will not adversely affect the value of the Collateral; (iii) any sale of Collateral is made upon a recognized market shall conclusively be deemed reasonable; and (iv) Bank need not keep Collateral identifiable, nor, in the case of instruments or chattel paper, take any steps to preserve rights against prior parties. If an Event of
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Default occurs, Borrower gives to Bank the power to sell, assign and deliver the whole of said Collateral or any part thereof, or any substitutes therefor, or any addition thereto, at any broker's board or at public or private sale, at the option of Bank, without demand, advertisement or notice of any kind, all of which are hereby expressly waived. At any sale of Collateral, Bank may itself purchase all or any part of the Property sold, free from any right of redemption on the part of Borrower, which is hereby waived and released. Bank may apply the proceeds of any such sale or sales or other disposition, after deducting all costs and expenses of recovery, collection, storing, sale and delivery, to pay accrued interest and then principal on any Obligation, whether the same may then be due or not.

SECTION 3.  EVENTS OF DEFAULT

3.1 Default- An Event of Default shall exist upon occurrence of any of the following:

        (a) failure to make payment when due, whether at maturity, by acceleration or otherwise, of principal or interest on any Loan or any other Obligation under the Loan Documents;

        (b) if any warranty, representation or other statement to Bank by or on behalf of Borrower or any Guarantor proves to have been false, incorrect, incomplete or Materially misleading when made or furnished;

        (c) failure to comply by Borrower or any Guarantor with or the breach of any covenants or agreements in the Loan Documents and (other than failures to comply of the type described in clause (a) above or in Section 6.9 or in the Borrower Letter) such failure, if curable, shall continue uncured for a period of fifteen (15) days;

        (d) loss, theft, substantial damage, destruction or abandonment not fully covered by insurance, or sale, lease, encumbrance or other disposition of all or any material part or any material interest in any Collateral or the making of any levy, seizure, or attachment thereof or thereon, other than a sale or lease of inventory Collateral in the ordinary course of business;

        (e)  any default under any guaranty agreement for any Loan;

        (f) as to either Borrower or any Guarantor, its dissolution, termination of existence, bankruptcy, insolvency, business failure, proceedings for appointment of a receiver or similar fiduciary, being authorized or instituted by or against it, assignment for the benefit of creditors, commencement of any proceeding under any bankruptcy, insolvency, reorganization, readjustment of debt, dissolution, liquidation or other similar law being authorized or instituted, or the making of any offer of settlement, extension, composition or arrangement to creditors;

        (g) issuance or filing against Borrower or any Guarantor of an attachment, execution, injunction, tax lien or judgment for payment of money which is not discharged in full or stayed within thirty
             (30) days after issuance or filing;

        (h) default by Borrower or any Guarantor or any Affiliate of any of them under any agreement with Bank or any of Bank's Affiliates;

        (i) loss of any license or permit which Bank in its sole discretion deems necessary for continued operation of Borrower's or any Guarantor's business;

        (j) cessation or substantial reduction of Borrower's or any Guarantor's operations;

        (k) failure of Borrower or any Guarantor to remedy any Material adverse change in any financial or other condition of their business or Property;

        (l) commencement of any legal proceeding, whether civil or criminal, against Borrower or any Guarantor under the laws of any jurisdiction for which forfeiture of any assets of Borrower or any Guarantor with a value in excess of $50,000 is a potential penalty;
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     (m)  manufacture, storage, use or disposal of any hazardous waste or toxic substances on the Borrower's or any Guarantor's real property or any other premises occupied by Borrower or any Guarantor; the violation by Borrower or any Guarantor, or on any real property of Borrower or any Guarantor, of any federal, state or local environmental laws, rules, regulations or administrative orders; or the discovery of any environmental conditions which the owner or operator of Borrower's or any Guarantor's real property or other premises occupied by Borrower or any Guarantor could be compelled by law to correct or which adversely affect the value of any Collateral;

     (n) violation of any federal, state or local law or regulation by Borrower or any Guarantor in the conduct of their business, which violation could have a Material adverse effect on the Borrower;

     (o) failure to notify Bank within ten (10) days following Borrower first becoming aware of the institution of any investigation of Borrower or any Guarantor by any government agency regarding any possible statutory or regulatory violation;

     (p) disappearance of any Collateral having a value in excess of $50,000 or the failure of Borrower or any Guarantor to exhibit or permit inspection of any Collateral by Bank upon request by Bank;

     (q) if all or any of the Loans outstanding result in a violation of, or if the making of a Loan about to be made would result in a violation of, any federal or state laws or regulations applicable to the Bank including, without limitation, lending limits based upon percentages of the Bank's capital or maximum permitted loan-to-value ratios;

     (r) the occurrence of any other event with respect to Borrower, any Guarantor or any Collateral which Bank deems, in the reasonable exercise of its discretion, adversely affects either the business operations or financial condition of Borrower or such Guarantor, or adversely affects the value of any Collateral or likelihood that any Loan will be repaid or Obligation performed when due;

     (s) if any Loan or Obligation or any pledge of any Collateral fails to comply with Regulation U of the Federal Reserve Board, as amended;

     (t) if the License and Supply Agreement or the Securities Purchase Agreement shall cease to be in full force and effect; Borrower or Novartis shall be in Material default in the performance of its respective obligations under either such agreement; or Novartis shall have denied or refused to honor its obligations to purchase securities pursuant to the Novartis Put or any defense shall exist to such obligations which has not been waived by Novartis;

     (u) if Borrower gives a notice of rescission pursuant to Section 1.4 of the Securities Purchase Agreement, waives any right under the Securities Purchase Agreement, which waiver would have a Material adverse effect on Borrower's ability to issue and sell securities to Novartis in accordance with the Put Exercise Notice, or changes its direction to Novartis with respect to the payment of the proceeds of the Novartis Put into the Cash Collateral Account, in any such case, without having obtained the prior written consent of the Bank, which consent may be withheld in the Bank's sole and absolute discretion;

     (v) if, on or before July 9, 2001, Borrower fails (i) to satisfy all outstanding obligations of Borrower to Fleet under the Fleet Loan Documents or (ii) to deliver to the Bank termination statements duly executed by Fleet evidencing the release and termination of all liens granted by Borrower to Fleet;
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      (w)  the failure by Borower to make the punctual payment when due of any obligation of Borrower to a third party credit for money borrowed in excess of $50,000, which failure is not cured within thirty (30) days or which failure results in the acceleration of the maturity of such obligation;

      (x) any creditor of Borrower or any Guarantor obtains any judgment, attachment, lien, execution or levy against Borrower or any guarantor in an amount in excess of $50,000 which is not paid, discharged, released, bonded, stayed on appeal or otherwise fully satisfied within thirty (30) days; or

      (y) if Bank shall, in good faith deem itself insecure for any reason whatsoever.


 3.2 Default Remedies- In addition to any other remedies in the Loan Documents, upon occurrence of an Event of Default, the Bank may, by notice to the Borrower, declare the entire unpaid principal amount of the Note, together with all interest accrued and unpaid thereon and all other Obligations of Borrower to the Bank to be forthwith due and payable, whereupon such amounts shall become and be forthwith due and payble without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. Notwithstanding the foregoing, if any event described in Section 3.1(f) shall occur, the entire unpaid principal amount of the Note, together with all interest accrued and unpaid thereon and all other Obligations of Borrower to the Bank shall automatically become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower. In addition, upon occurrence and during the continuance of an Event of Default, the obligation of the Bank to make any Subsequent Loans shall be suspended.

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SECTION 4. TERM OF AGREEMENT

     This Agreement shall continue in full force and effect and the security interests granted in connection with the Loans pursuant to this Agreement and the Security Agreement shall continue to be fully operative until all Obligations owed by Borrower to Bank have been fully satisfied. If Bank is required to repay or disgorge any payment made by or for the account of Borrower, then the Obligations or part thereof intended to be satisfied by such payment shall be revived and continue in full force and effect. Notwithstanding that there may not be outstanding any Loans or Obligations owed by Borrower to Bank at any time, this Agreement shall remain effective until terminated in writing duly signed by an officer of Bank provided, however, that during any period in which there are no outstanding Loans or Obligations owed by Borrower to Bank, and no contingent liabilities of Borrower to Bank under outstanding letters of credit, guarantees, unadvanced lines of credit or otherwise, Borrower's obligation to perform the covenants in this Agreement shall be suspended but shall be automatically revived and reinstated at such time as any Loan or Obligation may thereafter be owed by Borrower to Bank. Bank shall, upon 30 days advance written request from Borrower, sign a written termination of this Agreement if there are then no outstanding Loans or Obligations owed by Borrower to Bank and no outstanding commitments, letters of credit or other transactions which could thereafter result in any such Loans or Obligations or the revival of any Obligations previously paid.

SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS

     To induce Bank to make Loans, Borrower warrants, represents and covenants that:

5.l [Intentionally Omitted]

5.2 Organization and Authority- The Borrower:

      (a) Is a [ X ] business corporation; [_] not-for-profit corporation; [_] general partnership; [_] limited partnership; [_] trust; [_] sole proprietorship; [_] other__________, validly organized under the laws of the state of Delaware, with a principal place of business at 150 Dan Road, Canton, Massachusetts 02021; or [_] an individual with a principal residence at ______________________________________.

     (b) Now is, and will continue to be, validly existing and in good standing under the laws of its jurisdiction of organization, and qualified to do business as a foreign corporation, partnership or sole proprietorship in each jurisdiction where the failure to so qualify would materially and adversely affect the financial condition of the Borrower;

     (c) Has and will continue to have all requisite power and authority and necessary licenses and permits to carry on its business.

5.3 Financial Statements- A copy of Borrower's [_] tax return [X] financial statements for the fiscal year ended December 31, 2000 and the quarter ended March 31, 2001 has been delivered to Bank. The balance sheet and statement of income therein contained present fairly Borrower's financial position as of said dates and the results of its operations for such periods and all other information contained therein is true and complete without Material misstatement or omission. Since March 31, 2001, there has been no adverse change in Borrower's condition, financial or otherwise, and no Material adverse change in the aggregate value of all Borrower's Property.
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5.4   Full Disclosure- The financial statements referred to in Section 5.3, any other financial statements given to Bank regarding Borrower, any Guarantor or any other Person, and any future financial information given to Bank in connection with any Loan do not, nor does this Agreement or any written statement delivered to Bank, contain any untrue statement of a Material fact or omit a Material fact necessary to make the statements made therein not misleading.

5.5 Title to Properties- Borrower has good and marketable title in fee simple (or its equivalent) to any real property owned by it, and has good title to all other Property it purports to own, free from Liens except as to which Borrower has advised Bank in writing.

5.6 Transaction is Legal and Authorized- The execution and delivery of the Loan Documents, the performance of the Obligations, the grant of a security interest in the Collateral to Bank in accordance with the Loan Documents, and the use of Loan proceeds are:

      (a) Within Borrower's powers, not in violation of any statute or regulation and, if applicable, duly authorized and approved by Borrower's shareholders and board of directors or partners; and

      (b) Valid, legal, binding and enforceable and will not conflict with or result in any breach in any provisions of, or constitute a default under any agreement to which Borrower is a party or result in creation of any Lien upon any Property of Borrower other than Liens in favor of the Bank.

5.7 Taxes- Borrower has filed all tax returns required in any jurisdiction, and all taxes, assessments, fees, and other governmental charges upon Borrower or upon its Property, income or franchises, which are due and payable, have been paid.

5.8 Broker's Fees- Borrower shall promptly pay all brokers', finders' or similar fees payable in connection with any Loans. Borrower shall defend Bank and hold it harmless from all claims of any Person for any such fees, including reasonable attorney's fees and legal expenses.

5.9 Borrower's Conduct- Borrower is not engaged in any activity that might constitute a pattern of racketeering activity or in any other conduct that would subject Borrower's assets to forfeiture, and shall not engage in any such activity. Borrower is and will remain in compliance with all federal, state and local environmental laws, rules, regulations and administrative orders; has secured and will maintain all permits and licenses necessary thereunder; does not and will not manufacture, store, use or dispose of any hazardous waste or toxic substances on Borrower's Property or on any premises occupied by Borrower; has reviewed all relevant public records regarding prior use of said Property or premises; has conducted all appropriate on-site inspections and tests for possible contamination by hazardous wastes and toxic substances; and knows of no such conditions the owner or operator of such Property or premises could be compelled to correct under the aforesaid laws, rules, regulations and administrative orders.

5.10 Subsidiaries-- Borrower has no subsidiaries other than Dan Capital Corp., a Delaware corporation, and ECM Pharma, Inc., a Delaware corporation (collectively, the "Subsidiaries"),

5.11 Intellectual Property--Borrower owns or has a valid right to use all of the patents, licenses, copyrights, trademarks and trade names now being used or necessary to conduct its business, except to the extent that the failure to own or have a valid right to use any of the foregoing would not, individually or in the aggregate, have a Material adverse effect on the business, prospects, assets or condition, financial or otherwise, of Borrower. The conduct of Borrower's business as now operated does not conflict with valid patents, copyrights, trademarks or trade names of others in any manner that could have a Material adverse effect on the business, prospects, assets or condition, financial or otherwise, of Borrower.

5.12 Novartis Agreements--The License and Supply Agreement and the Securities Purchase Agreement each constitutes a valid and binding obligation of each of Borrower and Novartis and each is in full force and effect as of the date hereof; neither Borrower nor Novartis is in material default in the performance of its obligations thereunder. Borrower has given Novartis notice ("Put Exercise Notice") and taken any further action required under the Securities Purchase Agreement to exercise the Novartis Put with respect to a sale to Novartis of $10,000,000 of securities. Under the Securities Purchase Agreement, the closing of such exercise of the Novartis Put ("Novartis Put Closing") will occur on or prior to September 30, 2001.

5.13 Fleet Obligations--As of the date hereof, Borrower is indebted to Fleet in the principal amount of $3,600,000, together with accrued and unpaid interest of $____________ (and additional interest of $___ for each day such indebtedness remains outstanding subsequent to the date hereof). The payment by Borrower of its obligations to Fleet can be satisfied with the proceeds of the Loan as contemplated hereby without premium or penalty.

SECTION 6.  FINANCIAL COVENANTS

       Borrower covenants that so long as any Obligation exists:

6.1 Payment of Taxes and Claims- Borrower will pay, before delinquent, any and all obligations for borrowed money owed by Borrower to any Person and will pay all other monetary obligations in accordance with past practice.

6.2  Maintenance of Properties and Legal Existence-  Borrower will:

       (a) Maintain its Property in good order and repair and protect it from hazards and perils, not expose it to risk of loss, destruction or dissipation, keep it free of violations of law or regulation and make all necessary renewals, repairs and replacements thereto;

       (b) Maintain with financially sound and reputable insurers, insurance of such types and in such amounts as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated or as reasonably required by Bank.

       (c)  Exhibit its Property to Bank upon reasonable request.

       (d) Keep true books of records and accounts in which full and correct entries will be made.

6.3 Sale of Properties, Change of Location- Borrower will not, except in the ordinary course of business, sell, lease, transfer, or otherwise dispose of or move to another location any of its Property. No Collateral may be sold or disposed of without Bank's prior written consent except for inventory sold in the ordinary course of business. Borrower shall notify Bank in advance of any change in the location of any Collateral and shall sign any financing statements that may be requested by Bank in order to perfect the security interest in such Collateral at such new location. Borrower will not transfer any of its Property except for full value in money or money's worth.

6.4 Liens- Borrower will not allow any of its Property, whether now owned or hereafter acquired, to be subject to a Lien (other than Liens in favor of Bank and Liens expressly approved by the Bank in writing).

6.5 Current Debt- Borrower will not incur any Current Debt other than the current portion of the Obligations and indebtedness incurred in the ordinary course of business payable within one (1) year.

6.6 Guaranties- Borrower will not become or be liable in respect of any guaranty except for the endorsement in the ordinary course of business of negotiable instruments for deposit or collection.

6.7 Changes in Collateral- Borrower shall immediately notify Bank of the acquisition and location of any Property constituting Collateral not acquired as inventory or as accounts generated from inventory.

6.8 Maintenance of Bank Deposit Accounts- Borrower will maintain all of its bank deposit accounts at the Bank.

6.9 Satisfaction of Closing Conditions- Borrower will cause the conditions to the obligations of Novartis set forth in Section 5.1 through 5.9 and in Section
5.11 or 5.12 of the Securities Purchase Agreement to be satisfied.

6.10 [Intentionally Omitted]

SECTION 7.  INFORMATION AS TO BORROWER

7.1 Financial Statements- Borrower shall submit to Bank, as soon as practicable and in all events within 90 days after the end of each Fiscal Year for annual statements and within 45 days after the end of each period for other statements, [ X] Annual [X] Quarterly [X] Semi-Annual financial statements including (i) balance sheets of Borrower as at the end of such period; (ii) statements of income of Borrower for such period; (iii) statement of cash flows of Borrower for such period; (iv) if applicable, statements of changes in stockholder equity of Borrower during such period; (v) a statement of changes of accounting policies, presentation or principles during such period; (vi) notes to such financial statements; and (vii) if required by Bank, a statement itemizing fixed asset acquisition and disposition of Borrower during such period. Each of the above shall set forth comparative data for the previous period. Annual statements shall be accompanied by an opinion thereon of an independent certified public accountant (unless expressly waived in writing by Bank). Quarterly or semi-annual statements shall be certified as complete and correct by a chief financial officer of Borrower. All such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. If Borrower is part of a consolidated group for financial reporting purposes, separate financial statements on an unconsolidated basis shall be provided upon request of Bank in addition to Consolidated Statements. Borrower shall also submit to Bank for each calendar month commencing with the month of June 2001, within 10 days following the end of such month, an accounts receivable aging report in a form reasonably satisfactory to Bank.

      Upon request of Bank, Borrower shall also submit comparable financial statements for any Guarantor of any Loan.

      Borrower shall also submit, with reasonable promptness, such other data and information as may be requested by Bank.

7.2 Inspection- At Borrower's expense, Borrower shall permit Bank or its representatives to inspect its books of accounts and such other papers as it may desire, and its Property. Borrower shall supply copies of such records and papers as Bank may request. Bank may discuss Borrower's affairs, finances, and accounts with Borrower's officers, employees, and independent public accountants (and by this provision Borrower hereby authorizes said accountants to discuss Borrower's finances and affairs with Bank).

SECTION 8.  APPLICATION OF CODE TO AGREEMENT

      Any provisions hereof that might conflict with any provision of the Code shall be deemed to supersede such Code provision to the extent permitted by law, and if not so permitted, to be modified so as not to be inconsistent with the Code.

SECTION 9.  MISCELLANEOUS

9.1 Expenses- Borrower will pay all expenses relating to this Agreement, including but not limited to:

     (a) All costs, outlays, attorney's fees and expenses incurred in the protection or enforcement of any of Bank's rights under the Loan Documents or rights to any Collateral;

     (b) All taxes levied against or paid by Bank (other than taxes on, or measured by, Bank's income) and all filing and recording fees, costs and expenses incurred by Bank in connection with the Loans or any Collateral;

     (c) All out-of-pocket expenses incurred by the Bank, including the fees, charges and disbursements of its counsel, in connection with the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof and the consummation of the transactions contemplated hereby and thereby (whether or not the transactions contemplated hereby or thereby shall be consummated); and

     (d)  The fees referred to in Schedule A hereto.

     Borrower's obligations under this Section 9.1 shall survive termination of this Agreement and final payment of all Borrower's Obligations.

9.2 Successors and Assigns- All representations, warranties, covenants, provisions and agreements by or on behalf of Borrower shall inure to the benefit of Bank's successors and assigns.

9.3 Notices- Unless a different method of notice is specified in any Loan Document, all notices or demands required under any of the Loan Documents shall be in writing and personally delivered or sent by certified mail, return receipt requested or by overnight courier. Notices shall be deemed received, two business days after deposited in a United States Post Office Box, postage prepaid, or one business day after delivery to an overnight courier, properly addressed to the mailing address stated at the beginning of this Agreement, or such other address as may be specified by like notice, or on the day personally delivered.

9.4 Governing Law- This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

9.5 Collection and Litigation- Borrower agrees to pay any and all costs and expenses incurred in the collection of the Obligations or the enforcement or interpretation of any provisions of the Loan Documents (including attorneys' fees whether or not litigation is commenced). Borrower expressly waives any and every right to impose any counterclaim, setoff or defense in any action or proceeding brought hereunder, except for the defense of payment. Borrower agrees to submit to the jurisdiction of the Supreme Court of the State of New York and agrees that personal jurisdiction over Borrower shall rest with such court for all purposes. Borrower does now and hereby appoint the President of Bank, or his successor in office, as the Borrower's agent to receive service of process in any action commenced against it by Bank if Borrower cannot be found and served with reasonable diligence within the State of New York. Such service shall be effective when a copy of such process is mailed, certified mail, return receipt requested, by such President or his designee to Borrower at the address set forth at the beginning of this Agreement or such other address as to which notice is given to such President in accordance with Section 9.3.

9.6 Application of Payments- Any payment received by Bank from or for the account of Borrower may be allocated by Bank to whichever outstanding Loan or other Obligation Bank selects in its sole discretion, regardless of whether Bank may be directed by Borrower or any other Person to apply said payment to a designated Obligation. No notation on any payment that the same constitutes payment in full or is an accord and satisfaction, or to any similar effect, shall be valid to constitute a release, waiver, compromise or satisfaction even if no reservation of rights is expressed or taken by Bank.

9.7 Actions for Bank's Sole Benefit; Advice and Recommendation- Any inspection, appraisal, testing, audit, report or other analysis related to Borrower, any Guarantor or any Collateral which is prepared by Bank or by any other Person at the request of Bank shall be solely for the use of Bank, regardless of whether the same may be paid for by Borrower. Borrower shall have no claim against Bank with respect to any of same or any inaccuracy contained therein and Borrower may rely thereon only at Borrower's risk. Any advice or recommendation given by Bank to Borrower regarding Borrower's financial condition, business operations or any other matter shall be deemed given solely for the benefit of Bank and may be relied upon by Borrower at its sole risk. No advice or recommendation given by Bank to Borrower shall create any duty on behalf of Bank and Borrower shall have no claim against Bank arising out of such advice or recommendation. Bank shall not under any circumstance be deemed to owe any fiduciary duty to Borrower for any matter arising out of the Loan Documents or the relationship between Bank and Borrower and Bank has no duty or responsibility to advise Borrower regarding the conduct of its business or financial affairs.

SECTION 10.  CONTINUANCE OF REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1. Representations- Any representation of Borrower in any Loan Documents shall be deemed renewed and restated upon Borrower's acceptance of any refinancing or new Loans by Bank.

10.2. Warranties and Covenants- All warranties and covenants in the Loan Documents shall be continuing and shall remain in full force and effect as long as any Obligations are outstanding from Borrower to Bank.

10.3 Survival- All warranties, representations and covenants made by Borrower herein or in any certificate or other instrument delivered by it or on its behalf shall be considered to have been relied upon by Bank in making Loans and shall survive delivery to Bank of the Loan Documents.

SECTION 11.  INTERPRETATION OF THIS AGREEMENT

11.1 Terms Defined- As used herein, the following terms shall have the meanings set forth below. The meanings set forth in this Section 11.1 shall also apply, to the extent appropriate, in defining any capitalized terms used in this Agreement which are in the plural rather than singular form or which constitute different parts of speech or different tenses derived from the same word as is defined below.

       (a) Affiliate - Any Person which, directly or indirectly, is Controlled by or Controls another Person, or any Person which, with another Person, is directly or indirectly under the common Control of a third Person. As to an individual, the term Affiliate includes members of the immediate family of the individual.

       (b)  Agreement - This document.

       (c) Borrower Letter--That certain letter, dated the date of this Agreement, from the Borrower to the Bank.

       (d) Business Day--Any day other a Saturday, Sunday, Federal public holiday or any other holiday on which banks in New York City are authorized to close.

       (e) As used herein, the term "Code" shall mean the New York Uniform Commercial Code.

     (f) Collateral - All Property in which Bank has been, or is hereafter, granted a lien or security interest in the Loan Documents or any security agreement, promissory note, real property mortgage or other document, or by possession.

     (g) Control - The ability or right to direct the management or affairs of a Person including, without limitation, the ownership of twenty percent of any class of equity securities, membership on the Board of Directors, the status of a general partner or trustee or the status of an executive officer, whether or not possessing such title.

     (h) Current Debt--All monetary liabilities payable on demand or within one year from that date on which the determination of Current Debt is made.

     (i) Default - An event or condition the occurrence of which would, with a lapse of time and/or the giving of notice, become an Event of Default.

     (j) Event of Default - As used herein, the term "Event of Default" shall have the same meaning as given in Section 3.1 hereof.

     (k)  Fiscal Year - Years ending on December 31.

     (l)  Fleet--Fleet National Bank.

     (m) Fleet Loan Documents--The Letter Agreement, dated November 12, 1999, between Borrower and Fleet, as amended to date, together with all notes, security agreement and other documents or agreements to which Borrower or any of its Affiliates is a party, evidencing any loans or other obligations of Borrower to Fleet.

     (n) Guarantor - Any Person who guarantees all or any part of the Loans or other Obligations.

     (o) License and Supply Agreement--the License and Supply Agreement, dated as of January 17, 1996, as amended and supplemented from time to time, including without limitation the Amendment to the License and Supply Agreement, dated January 22/February 4, 1998, Addendum to the License and Supply Agreement, dated March 23, 1998, Addendum II to the License and Supply Agreement, dated September 4, 1998, Addendum, dated March 15, 2000, to the License and Supply Agreement and Amendment V to the License and Supply Agreement, dated as of January 2, 2001, between Borrower and Novartis AG (formerly Sandoz Pharma Ltd.) ("Novartis").

     (p) Lien - Any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property subject to the Lien, whether based on common law, statute or contract.

     (q) Loan - Any advance or forbearance by Bank to, or for the benefit of, or at the request of, Borrower, including but not limited to the Initial Loan and any Subsequent Loans, loans and advances thereof evidenced by promissory notes, advances pursuant to revolving lines of credit or letters of credit issued at the request of or benefiting Borrower, advances to others guaranteed by Borrower, account overdrafts and discounts of drafts or commercial paper. The term "Loan" shall include all Loans whether now existing or hereafter arising and whether originally made or given by the Bank or acquired by the Bank from another Person.

     (r) Loan Documents - This Agreement, the Note, the Security Agreement, the Pledge Agreement, the Borrower Letter and any other documents executed by Borrower related to Loans or Obligations (including, but not limited to, promissory notes, drafts, bills of exchange, security agreements, mortgages, assignments of leases and rents, guarantees, hypothecations, pledges, letter of credit applications, or bank account agreements), any other documents between Borrower and Bank regardless of whether a third person is party to such document and all documents evidencing Obligations owed by Borrower to Bank; regardless of whether the Bank was an originally named party or beneficiary of such Loan Document or the same later acquired by Bank by purchase, assignment, transfer or otherwise.

     (s) Material - As used herein, the term "Material" shall have the same meaning given to it in interpreting Section 10(b) of the Securities Exchange Act of 1934.

     (t) Note--The $5,000,000 principal amount Secured Revolving Credit Promissory Note of Borrower payable to the Bank conforming in form and substance to Exhibit A hereto

     (u) Novartis Put--The right of Borrower under the Securities Purchase Agreement to sell to Novartis up to $20,000,000 of Borrower's securities, upon the terms and conditions set forth in the Securities Purchase Agreement.

     (v) Obligations - All sums previously, simultaneously herewith or in the future loaned or advanced by Bank to, or for the benefit of, or at the request of, Borrower, with interest thereon, and any and all other obligations or liabilities of Borrower to Bank of any and every kind, now existing or hereafter arising, whether joint or several, direct, indirect, primary, secondary, fixed, or contingent, whether for the payment of money or the performance of any act or the forbearance in the performance of any act, or arising under any guaranty agreements with Bank, including but not limited to legal fees, expenses and the like arising in connection with any of same.

     (w) Person - An individual, partnership, corporation, trust, unincorporated organization, association, or a government or agency or political subdivision thereof.

     (x) Pledge and Security Agreement--The Pledge and Security Agreement, dated the date hereof, between Borrower and the Bank, conforming in form and sbustance to Exhibit B hereto, pursuant to which the Borrower has granted the Bank a first priority security interest in all of the Cash Collateral Account and certain other Property to secure the Obligations

     (y) Property - All real or personal property, whether tangible or intangible, including without limitation, all goods, inventory, accounts, loans, instruments, documents of title, policies and certificates of insurance, securities, chattel paper, deposits, cash, choices in action, claims, suits, and general intangibles, contract rights and tort claims.

     (z) Put Exercise Notice--The notice given by Borrower to Novartis pursuant to Section 1.1(a) of the Securities Purchase Agreement on or about the date hereof with respect to the proposed sale of $10,000,000 of securities by Borrower to Novartis.

     (aa) Securities Purchase Agreement--The Securities Purchase Agreement, dated as of February 23, 2001, between Borrower and Novartis.

     (bb) Security Agreement--The Security Agreement, dated the date hereof, between Borrower and the Bank conforming in form and substance to Exhibit C hereto pursuant to which the Borrower has granted the Bank a first priority security interest in all of its assets and properties to secure the Obligations.

     (cc) Short Term Loan - Any Loan evidenced by a promissory note payable on demand or with an original stated maturity of one year or less.

     (dd) Termination Date--The second anniversary of the date of this Agreement.


11.2 Other Agreements- Rights and remedies granted to Bank by Borrower hereunder are cumulative and in addition to the rights granted by every other present or future agreement of Borrower and no such agreement shall be construed to limit, restrict or otherwise modify in any way the rights given hereby, except as the intent to limit is expressly set forth in such agreement, and likewise no provision hereof shall be deemed to limit, restrict or otherwise modify in any way any rights granted to Bank by other agreement of Borrower. All agreements herein contained and contained in any such other agreement, whether typed or otherwise, shall be fully effective and fully enforceable in favor of Bank and against Borrower, except that if there be a conflict in the degree of identical items to be provided to Bank, the agreement requiring the higher or greater degree shall prevail, but if there be such conflict in the provision of items which are similar but not identical, they shall be read and interpreted separately and Borrower shall furnish all such items to Bank as required by both or all such provisions.

11.3 Waiver, Delay or Modification- Bank shall not by any act, delay, omission or otherwise be deemed to have waived any rights or remedies it may have under any of the Loan Documents. Any waiver by Bank of any of its rights under any of the Loan Documents on any occasion shall not bar any right or remedy which Bank would otherwise have had on any future occasion. The failure by Bank to insist upon strict performance of each and all of the terms and conditions of the Loan Documents shall not be construed or deemed to be a waiver of any such term or condition. No agreement unless signed by a duly authorized officer of the Bank and no course of dealing or oral agreement between Borrower and Bank shall be effective to modify, extend, renew, release or discharge, in whole or in part, any Loans or Obligations of Borrower or any provision in any of the Loan Documents. Without limiting the generality of the preceding provisions of this Section, no discussions, oral agreements or understandings, or other communications of any kind between the Bank and the Borrower or any other Person obligated on any Loan, related to any extension, refinancing, forbearance or other amendment of any obligations owed to Bank in connection with any Loan, whether prior to or after the occurrence of an Event of Default, shall be binding upon the Bank unless the same are in writing and signed by a duly authorized officer of the Bank.
Borrower hereby waives diligence, presentment, demand, extension of time for payment, notice of dishonor, protest, and all other notices whatsoever, and agrees that the Bank may, from time to time, extend or renew the Note or any other Obligations of Borrower to the Bank for any period (whether or not longer than the original period of the Note or such other Obligations) and grant any releases, compromises, extensions, renewals, or indulgences with respect to the Note or any such other Obligations of the Borrower, all without notice to or consent of Borrower andf without affecting the obligations of Borrower or any guarantor. It is expressly agreed that such waiver is reasonable under the circumstances.

11.4 Assignability- Bank may, in whole or in part, in one or more transactions, assign this Agreement, or assign or endorse any Loan Documents at any time, and may transfer to its assignee(s) or endorsee(s) all or any part of the Collateral, and will have no further liability to Borrower with respect to any item so assigned. This Agreement may not be assigned by Borrower.

11.5 Implied Obligations- No obligations, duties or responsibilities shall be implied against the Bank either in any agreement or by law and the Bank shall be bound only by express, explicit obligations which are either contained in any agreement duly executed and delivered by it or imposed by law.

11.6 Joint and Several Liability- Borrower shall be jointly and severally liable with all other obligors on all Loans or other Obligations owed to Bank and on all other representations, warranties and covenants contained in the Loan Documents. The duties and obligations of any other obligor shall not in any way reduce or affect the duties or obligations owed by Borrower to Bank. Bank may release any other obligor or Guarantor on any Loan or Obligation or amend, modify or terminate the obligations of such other obligor or Guarantor, or release any collateral given by any other Person, in whatever manner Bank deems appropriate in its sole discretion, without in any way affecting the duties and obligations of Borrower.

11.7 Indemnification--Borrower hereby agrees to indemnify and hold the BAnk harmless from any and all costs, damages, losses, expenses, and fees (including, without limitation, attorneys' fees and expenses) incurred or suffered by the Bank in connection with this Agreement, the other Loan Documents or the transactions contemplated hereby, except for those costs, damages, losses, expenses and fees resulting from the Bank's own willful misconduct or gross negligence.

11.8 Captions- The captions contained herein are for convenience only and shall not be used in the interpretation hereof.

11.9 Severability- If any provision hereof is found to be unenforceable by a court of competent jurisdiction, then the remainder of this Agreement shall remain fully enforceable as though such unenforceable provision had never been included herein. Any provision hereof not enforceable under applicable law shall be deemed null and void and shall have no effect on remaining portions hereof.

SECTION 12.  WAIVER OF TRIAL BY JURY

BANK AND BORROWER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY ARISING IN CONNECTION WITH THIS AGREEMENT WOULD INVOLVE COMPLEX ISSUES NOT READILY UNDERSTOOD BY PERSONS LACKING SOPHISTICATION IN MATTERS OF BUSINESS AND FINANCE, AND THEREFORE WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN ANY COURT RELATED TO THIS AGREEMENT, ANY LOAN DOCUMENT, OR ANY LOAN OR OBLIGATION.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

Organogenesis Inc.                           The Berkshire Bank


By: /s/ John J. Arcari                       By:
   -------------------------------              -------------------------
   Name:  John J. Arcari                        Name:
   Title: Chief Financial Officer               Title:




COMMONWEALTH OF MASSACHUSETTS

NORFOLK, SS.                                 June 29, 2001

     Then personally appeared the above named John Arcari, in his capacity as Chief Financial Officer, Secretary and Treasurer of Organogenesis Inc.(the "Corporation") and acknowledged the foregoing to be his free act and deed in his capacity as Chief Financial Officer, Secretary and Treasurer of the Corporation.

     Before me.
                                                  ______________________________
                                                       Notary Public
                                                  My Commission Expires:



  SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT, DATED JUNE 29, 2001, BETWEEN
                  ORGANOGENESIS INC. AND THE BERKSHIRE BANK]

                                  SCHEDULE A
                       TO THE REVOLVING CREDIT AGREEMENT
                              DATED JUNE 29, 2001
                                    BETWEEN
                   ORGANOGENESIS INC. AND THE BERKSHIRE BANK
  (Capitalized terms used in this Schedule A and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement and the Security
                                  Agreement)

1. Loans--Subject to the terms and conditions hereinafter set forth and set forth in the other Loan Documents, the Bank will make Loans to Borrower during the period commencing on the date of the Loan Agreement ("Closing Date") through the Termination Date in an outstanding principal amount not exceeding $5,000,000 in the aggregate. The Loans will be evidenced by the Note and all Loans together with all other Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower, secured by a first priority security interest in all of the Collateral. The Bank will make an initial Loan (the "Initial Loan") to Borrower on the Closing Date in the principal amount of $5,000,000. The proceeds of the Initial Loan will be deposited in the Cash Collateral Account and will be used solely for the purposes set forth in
     Section 3 below.

2. Interest--Outstanding Loans will bear interest at an annual rate equal to the Bank's Prime Rate plus two (2%) percent. "Prime Rate" means the rate announced from time to time by the Bank at its offices in New York City as its Prime Rate provided, that the Bank may make loans at rates which are greater or less than its Prime Rate. Changes in the Prime Rate shall be effective from the opening of business on the date each such change is announced. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed, and shall be payable to the Bank on the last Business Day of each month and at the time any principal hereunder is repaid. If any principal or interest is not paid in full when due, Borrower agrees to pay interest on the amount in default, payable on demand, at an annual rate of 4% above the interest rate that would otherwise be payable on the outstanding principal amount of the Loans from the due date until such amount is paid in full.

3. Conditions--Prior to making the Initial Loan and any release of the proceeds thereof from the Cash Collateral Account, Borrower shall deliver or cause to be delivered to the Bank duly executed copies of the Agreement, the Security Agreement, the Pledge Agreement, the Note, the opinion of Mintz Levin Cohn Ferris Glovsky and Popeo P.C. and the other documents and items listed on the List of Closing Documents delivered herewith by the Bank to the Borrower, all of which, as well as all legal matters incident to the transactions contemplated hereby, shall be satisfactory in form and substance to the Bank and its counsel. Without limiting the foregoing, the Initial Loan and each Subsequent Loan is subject to the further conditions precedent that on the date on which such Loan is made and after giving effect thereto:

          (a) all statements, representations and warranties of Borrower made in any of the Loan Documents shall have been true and correct when made and continue to be true and correct as of the date of such Loan and such release;

          (b) all covenants and agreements of Borrower contained in any of the Loan Documents shall have been complied with in all material respects on and as of the date of such Loan and such release;

          (c) on or prior to the date of the Initial Loan, Borrower shall have paid Bank a fee in immediately available funds equal to 0.25% of the principal amount of the Initial Loan (or $12,500) and an application fee of $1,000, which fees shall not be refundable in any circumstances;

          (d) Borrower shall have paid the out-of-pocket expenses incurred by the Bank, including the reasonable fees, charges and disbursements of counsel for the Bank, in connection with the preparation of Loan Documents and the consummation of the transactions contemplated hereby and thereby, incurred through the date of the invoices presented) upon presentation of invoices therefor;

          (e) Borrower shall have paid accrued interest on the Initial Loan through June 30, 2001;

          (f) no event which constitutes, or which with notice or lapse of time of both could constitute, an Event of Default shall have occurred and be continuing; and

          (g) no other Material adverse change shall have occurred in the financial condition of the Borrower from that disclosed in the financial statements furnished to the Bank.

4. Use and Disbursement of Initial Loan Proceeds; Cash Collateral Account--(a) At the Closing, the proceeds of the Initial Loan will be deposited into a cash collateral account with the Bank (Account No. 3011135), in the Bank's name and for its benefit (the "Cash Collateral Account"), to be held by the Bank in accordance with this Section 4 as additional Collateral for the payment and performance of the Obligations of Borrower under the Loan Documents. The Bank shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Cash Collateral Account. If no Event of Default has occurred and is continuing, all of the conditions set forth in Section 3 above have been satisfied and the Bank has received executed originals of all Loan Documents, the Bank shall, upon receipt of written notice from Borrower and against delivery to the Bank of UCC termination statements and other evidences of the release of all liens granted by Borrower to Fleet (the "Fleet Liens"), duly executed by Fleet and evidence that the Borrower has duly exercised the Novartis Put with respect to the purchase of $10,000,000 of Borrower's securities, in each case satisfactory in form and substance to the Bank and its counsel, the Bank shall release funds from the Cash Collateral Account, in such amount and in accordance with wire transfer instructions set forth in Borrower's notice, sufficient to satisfy in full all obligations of Borrower to Fleet under the Fleet Loan Documents ("Fleet Obligations"). Following payment in full of the Fleet Obligations and release of the Fleet Liens, if no Event of Default has occurred and is continuing, all proceeds of the Initial Loan (together with accrued interest thereon as provided below) remaining in the Cash Collateral Account will be released to Borrower for use by Borrower for working capital and other corporate purposes of Borrower in accordance with the Loan Documents.

   (b) All funds deposited in the Cash Collateral Account will bear interest at a rate that is adjustable by the Bank from time to time based upon market conditions. Such rate will initially be 3.75% per annum. Interest shall accumulate in the Cash Collateral Account and shall be released to Borrower upon release of other funds in the Cash Collateral Account, except that if the maturity of the Loan is accelerated upon the occurrence of an Event of Default, such interest together with all other amounts held in the Cash Collateral Account, shall be applied by the Bank to the satisfaction of Obligations of Borrower to the Bank under the Loan Documents.

5. Subsequent Loans (a) At any time or from time to time subsequent to the date on which the Bank makes the Initial Loan to Borrower and prior to the Termination Date, the Bank agrees to make revolving Loans ("Subsequent Loans") to the Borrower in an aggregate principal amount that (including then then outstanding principal amount of the Initial Loan) does not exceed the lesser of:
(a) $5,000,000 and (b) the Borrowing Base. Subject to the terms and conditions hereof and of the other Loan Documents, Borrower may from time to time borrow, repay and reborrow under this Agreement.
As used herein, "Borrowing Base" shall mean 65% of Borrower's Eligible Accounts, as such percentage may be increased or decreased pursuant to Section 5(b) hereof, minus reserves established by the Bank from time to time pursuant to
Section 5(d) hereof. Subject to the terms and conditions hereof, each Subsequent Loan shall be made on notice given by Borrower to the Bank no later than 12:00 noon on the Business Day preceding the date of the proposed Loan.

     (b) "Eligible Accounts" shall mean the gross outstanding balance, less all finance charges, late fees and other fees which are unearned, of Accounts arising out of the lease or sale of goods or services by Borrower in the ordinary course of its business which the Bank, shall in its sole and absolute discretion deem eligible, subject to such reserves as the Bank may establish from time to time,.in each case based upon the Bank's customary credit considerations and verification procedures as determined by the Bank in its sole and absolute discretion. "Accounts" shall mean all Borrower's accounts, accounts receivable, other receivables, contract rights, chattel paper, instruments, documents, and notes, whether now owned or hereinafter acquired by Borrower.

     (c) Borrower acknowledges that the advance ratio against Eligible Accounts provided for in the definition of "Borrowing Base" has been established based upon the Bank's determination of the loan value of Borrower's Eligible Accounts as of the date of this Agreement, and that the Bank may, at any time or times hereafter, based on the Bank's customary credit considerations as determined by the Bank in its sole and absolute discretion, increase or decrease the ratio of Loans against Eligible Accounts and any such increase or decrease shall become effective immediately upon the Bank's giving notice thereof to Borrower, specifying the reasons therefor.

     (d) The Bank shall have the right to establish reserves against Eligible Accounts, as contemplated in the definition thereof, and shall also have the right to establish reserves of the kind contemplated in the definition of Borrowing Base in such amounts, and with respect to such matters, as the Bank, based on the Bank's customary credit considerations, shall in its sole and absolute discretion deem necessary or appropriate.

6. Conditions to Subsequent Loans. It shall be a further condition to the obligation of the Bank to make any Subsequent Loan that the aggregate unpaid principal amount of the Loans after giving effect to such Subsequent Loan shall not exceed the lesser of (i) $5,000,000 and (ii) the Borrowing Base. The acceptance by Borrower of the proceeds of any Loan shall be deemed to constitute, as of the date of such acceptance, (i) a representation and warranty by Borrower that the conditions set forth in this Section 5, as well as the conditions set forth in Section 3 above, have been satisfied and (ii) a confirmation by Borrower of the granting and continuance of the Bank's lien in and security interest pursuant to the Security Agreement and the other Loan Documents.

7. Payments. (a) The outstanding principal amount of the Loans is payable in a single installment on the Termination Date. The Borrower may prepay the outstanding principal amount of the Loans in whole or in part at any time without penalty, provided that the Borrower pays all accrued interest on the principal amount prepaid. Any partial prepayment shall not postpone the due date of any other payment. Interest shall be payable as provided in Section 2 above.

     (b) If any payment of principal or interest falls due on a day other than a Business Day, such payment shall be payable on the next succeeding Business Day, with interest accruing thereon until the date of payment thereof.

     (c) All payments of principal and interest shall be made in lawful money of the United States of America in same day funds to the Bank at its offices located at 600 Madison Avenue, 11th

Floor, New York, New York 10022 or at such other place as the Bank may specify. Bank will make a notation on the Note of all principal payments and payments of interest made thereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make any such notation shall not limit or
--------  -------
otherwise affect the obligations of Borrower with respect to payments of principal or interest.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          SIGNATURE PAGE TO SCHEDULE A TO REVOLVING CREDIT AGREEMENT, DATED JUNE 29, 2001, BETWEEN ORGANOGENESIS INC. AND THE BERKSHIRE BANK



  Borrower:                             Bank:

  ORGANOGENESIS INC.                    THE BERKSHIRE BANK


  By: /s/ John J. Arcari                 By:
    -----------------------                ------------------------
    Name:  John J. Arcari                  Name:
    Title: Chief Financial Officer         Title:



COMMONWEALTH OF MASSACHUSETTS

NORFOLK, SS.                            June 29, 2001

     Then personally appeared the above named John Arcari, in his capacity as Chief Financial Officer, Secretary and Treasurer of Organogenesis Inc.(the "Corporation") and acknowledged the foregoing to be his free act and deed in his capacity as Chief Financial Officer, Secretary and Treasurer of such Corporation.

 Before me.
                                                  ______________________________
                                                          Notary Public
                                                  My Commission Expires:

                       SECURED REVOLVING PROMISSORY NOTE


$5,000,000                                                         June 29, 2001
                                                              New York, New York

          FOR VALUE RECEIVED, ORGANOGENESIS INC., a Delaware corporation, (the "Borrower"), promises to pay to the order of The Berkshire Bank ("Bank") or its registered assigns, on or before the Termination Date, the lesser of (x) the unpaid principal amount of all Loans made by Bank and (y) $5,000,000, and all other amounts owed by Borrower to Bank under the Loan Agreement referred to below. All capitalized terms used herein, unless otherwise specifically defined herein, shall have the meanings ascribed to them in the Loan Agreement (as hereinafter defined).

          Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Revolving Credit Agreement between Borrower and Bank dated as of the date hereof (as amended from time to time, the "Loan Agreement").
                                    --------------

          This Secured Revolving Promissory Note is the "Note" referred to in the Loan Agreement in an aggregate principal amount not to exceed $5,000,000 and is issued pursuant to and entitled to the benefits of the Loan Agreement and the other Loan Documents including without limitation the Security Agreement and the Pledge Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid and the security granted to the Bank therefor.

          All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds as set forth in the Loan Agreement. Bank hereby agrees, by its acceptance hereof, that it will make a notation hereon of all principal payments and payments of interest made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on
--------  -------
this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

          Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

          THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND BANK HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE

GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          Upon the occurrence and during the continuance of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

          The terms of this Note are subject to amendment only in the manner provided in the Loan Agreement.

          No reference herein to the Loan Agreement and no provision of this Note or the Loan Agreement or any other Loan Document shall alter or impair the obligations of the Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

          Borrower promise to pay all costs and expenses, including reasonable attorneys' fees, all as provided in the Loan Agreement and the other Loan Documents, incurred in the collection and enforcement of this Note. The Borrower and any guarantors or endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

               [Remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, Borrower has caused this Secured Revolving Promissory Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

                                        ORGANOGENESIS INC.

                                        By: ____________________________________
                                            Name:  _____________________________
                                            Title: _____________________________


COMMONWEALTH OF MASSACHUSETTS

NORFOLK, SS.                                           June 29, 2001

          Then personally appeared the above named John Arcari, in his capacity as Chief Financial Officer, Secretary and Treasurer of Organogenesis Inc.(the "Corporation") and acknowledged the foregoing to be his free act and deed in his capacity as Chief Financial Officer, Secretary and Treasurer of the Corporation.

          Before me.
                                                       _________________________
                                                            Notary Public
                                                       My Commission Expires:


                  [Signature Page toOrganogenesis Inc. Note]

                                 TRANSACTIONS
                                      ON
                                REVOLVING NOTE

--------------------------------------------------------------------------------
               Type of      Amount of     Amount of       Amount of
            Advance Made    Loan Made  Principal Paid   Interest Paid  Notation
    Date      This Date     This Date     This Date       This Date     Made By
    ----      ---------     ---------     ---------       ---------     -------
--------------------------------------------------------------------------------